EXHIBIT 99.1
FOR IMMEDIATE RELEASE
Plexus Announces Q1 Revenue of $381 Million and EPS of $0.32
Initiates Q2 Revenue Guidance of $345 — $355 Million and
Re-Sets Full Year Revenue Growth Target
NEENAH, WI, January 24, 2007 — Plexus Corp. (Nasdaq: PLXS) today announced results for its fiscal first quarter and provided forward-looking guidance for its fiscal second quarter and its full fiscal year 2007.
•	Q1 ‘07 Results: Revenue for the 1st fiscal quarter ended December 30, 2006 was $381 million with diluted GAAP EPS of $0.32.

•	Q2 ‘07 Guidance: The Company established 2nd quarter revenue guidance of $345 to $355 million with EPS, excluding any restructuring charges, in the range of $0.15 to $0.19.

•	FY ‘07 Target: Plexus revised its full fiscal year revenue growth target to 8% to 12% over fiscal 2006.
Dean Foate, President and CEO, commented, “From a revenue perspective, in Q1 we achieved slightly better than expected performance in our Medical market sector. While the Wireline market sector experienced double-digit growth over the previous quarter, Q1 sales for this market sector remained lower than we had expected. Our other market sectors also experienced lower than expected sales, resulting in slightly less than expected overall revenue in Q1. As we look to Q2, we are experiencing softness with a number of customers across all of our market sectors. Additionally, we continue to have poor visibility into the decision-making process concerning potential follow-on orders for a large defense contract.”
“We expect revenue growth to resume in the second half of our fiscal year,” continued Foate. “However, given the outlook for Q2, general ambiguity around longer-term economic conditions, and uncertainty around the defense contract, we feel it is prudent to revise our FY ‘07 revenue expectations.”
Gordon Bitter, Chief Financial Officer, commented, “From a profitability perspective, Q1 was in line with our expectations. It is worth noting that Q1 results included approximately $0.5 million in severance and retention costs related to the previously announced closure of our Maldon, England facility, as well as $1.9 million in stock-based compensation.”
“Profits in Q2 and the back half of the year will be adversely impacted by some product mix shifts, as well as the investments we are making to better position Plexus for the long term,” continued Bitter. “We expect our new facility in Malaysia to be operational in the fiscal second quarter, and the expansion in China to be completed by September. We are also upgrading manufacturing equipment in Mexico and some sites in the US. Despite these investments, we have ample liquidity to continue to support the growth of current and new customers, and we continue to have one of the lowest debt-to-equity ratios in the industry.”
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Foate concluded, “Our performance over the last few quarters has clearly demonstrated an attractive, viable business model with ROIC exceeding our cost of capital. While I am disappointed with the revised revenue outlook for the current year, this remains an exciting time for Plexus. We are increasingly focused on the long-term needs of our customers and the market sectors we serve. Our market-sector-based business development strategy continues to gain traction, our pipeline for new business remains strong, and our value proposition is becoming increasingly differentiated from our competition.”
Plexus provides non-GAAP supplemental information. These non-GAAP income statements exclude transactions that are not expected to have an effect on future operations. Such transactions include restructuring and asset impairment costs, as well as the establishment or reduction of the valuation allowance for deferred tax assets. These non-GAAP financial data are provided to facilitate meaningful period-to-period comparisons of underlying operational performance by eliminating infrequent or unusual charges. Similar non-GAAP financial measures are used for internal management assessments because such measures provide additional insight into ongoing financial performance. Please refer to the attached accompanying reconciliations of the GAAP net income and EPS to the non-GAAP supplemental data.
SECTOR BREAKOUT
Plexus reports revenue based on the industry sector breakout set forth in the table below, which reflects the Company’s sales and marketing focus.

Industry	Q1 – Fiscal 2007	Q4 – Fiscal 2006
Wireline/Networking	42%	38%
Wireless Infrastructure	9%	8%
Medical	27%	25%
Industrial/Commercial	16%	18%
Defense/Security/Aerospace	6%	11%
FISCAL Q1 HIGHLIGHTS
•	Top 10 customers comprised 60% of sales during the quarter, up 1 percentage point from the previous quarter.
•	Juniper Networks Inc., with 19% of sales, and General Electric Corp., with 13% of sales, were the only customers representing 10% or more of revenues for the quarter.
•	Cash flow used in operations was approximately $7.8 million for the quarter.
•	Capital expenditures for the quarter were $14.0 million.
•	Cash Conversion Cycle:

Cash Conversion Cycle	Q1 – Fiscal 2007	Q4 – Fiscal 2006
Days in Accounts Receivable	46 Days	48 Days
Days in Inventory	63 Days	58 Days
Days in Accounts Payable	(51) Days	(56) Days
Annualized Cash Cycle	58 Days	50 Days
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Conference Call/Webcast and Replay Information

What:	Plexus Corp.’s Fiscal Q1 Earnings Conference Call

When:	Thursday, January 25th at 8:30 a.m. Eastern Time

Where:	800-514-0843 or 973-935-8412 with conference ID: 8226459
http://www.videonewswire.com/PLXS/012507
(requires Windows Media Player)

Replay:	The call will be archived until February 1, 2007 at noon Eastern Time
http://www.videonewswire.com/PLXS/012507
or via telephone replay at 877-519-4471 or 973-341-3080
PIN: 8226459
For further information, please contact:
Kristian Talvitie, Vice President – Marketing, Branding and Communications
920-969-6160 or kristian.talvitie@plexus.com
About Plexus Corp. – The Product Realization Company
Plexus (www.plexus.com) is an award-winning participant in the Electronics Manufacturing Services (EMS) industry, providing product design, test, manufacturing, fulfillment and aftermarket solutions to branded product companies in the Wireline/Networking, Wireless Infrastructure, Medical, Industrial/Commercial and Defense/Security/Aerospace industries.
The Company’s unique Focused Factory manufacturing model and global supply chain solutions are strategically enhanced by value-added product design and engineering services. Plexus specializes in customer programs that require flexibility, scalability, technology and quality.
Plexus provides award-winning customer service to more than 100 branded product companies in North America, Europe and Asia.
Safe Harbor and Fair Disclosure Statement
The statements contained in this release which are guidance or which are not historical facts (such as statements in the future tense and statements including “believe,” “expect,” “intend,” “anticipate,” “target” and similar terms and concepts), including all discussions of periods which are not yet completed, are forward-looking statements that involve risks and uncertainties, including, but not limited to: the economic performance of the electronics, technology and defense industries; the risk of customer delays, changes or cancellations in both ongoing and new programs; the poor visibility of future orders in the defense industry; the Company’s ability to secure new customers and maintain its current customer base; material cost fluctuations and the adequate availability of components and related parts for production; the effect of changes in average selling prices; the effect of start-up costs of new programs and facilities, including our planned expansions in Asia; the adequacy of restructuring and similar charges as compared to actual expenses; possible unexpected costs and operating disruption in transitioning programs; the effect of general economic conditions and world events (such as terrorism and war in the Middle East); the impact of increased competition; and other risks detailed in the Company’s Securities and Exchange Commission filings.
(financial tables follow)

PLEXUS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended
	December 30,	December 31,
	2006	2005
	(unaudited)
Net sales	$380,835	$328,306
Cost of sales	341,180	297,031

Gross profit	39,655	31,275

Operating expenses:
Selling & administrative expenses	20,346	17,229
Restructuring costs	513	—

	20,859	17,229

Operating income	18,796	14,046

Other income (expense):
Interest expense	(925)	(830)
Interest income	2,310	1,119
Miscellaneous	(549)	(325)

Income before income taxes	19,632	14,010

Income tax expense	4,515	253

Net income	$15,117	$13,757

Earnings per share:
Basic	$0.33	$0.31

Diluted	$0.32	$0.31

Weighted average shares outstanding:
Basic	46,242	43,897

Diluted	46,779	45,099

(continues)

NON-GAAP SUPPLEMENTAL INFORMATION
(in thousands, except per share data)

	Three Months Ended
	December 30,	December 31,
	2006	2005
	(unaudited)
Net income – GAAP	$15,117	$13,757

Add income tax expense	4,515	253

Income before income taxes– GAAP	19,632	14,010

Add: Restructuring costs	513	—

Income before income taxes and excluding restructuring costs – Non-GAAP	20,145	14,010

Income tax expense – Non-GAAP	4,633	253

Net income – Non-GAAP	$15,512	$13,757

Earnings per share – Non-GAAP:
Basic	$0.34	$0.31

Diluted	$0.33	$0.31

Weighted average shares outstanding:
Basic	46,242	43,897

Diluted	46,779	45,099

Summary of restructuring and impairment costs

Restructuring costs:
Severance and retention costs	$513	$—

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PLEXUS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	December 30,	September 30,
	2006	2006
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$132,872	$164,912
Short-term investments	45,000	30,000
Accounts receivable	190,476	209,737
Inventories	236,690	224,342
Deferred income taxes	8,184	10,232
Prepaid expenses and other	8,646	6,226

Total current assets	621,868	645,449

Property, plant and equipment, net	147,412	134,437
Goodwill, net	7,746	7,400
Deferred income taxes	5,512	4,542
Other	11,022	9,634

Total assets	$793,560	$801,462

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital lease obligations	$1,049	$997
Accounts payable	191,214	215,332
Customer deposits	6,249	7,091
Accrued liabilities:
Salaries and wages	24,789	33,153
Other	31,665	29,808

Total current liabilities	254,966	286,381

Long-term debt and capital lease obligations	25,739	25,653
Other liabilities	9,398	7,861

Shareholders’ equity:
Common stock, $.01 par value, 200,000 shares authorized, 46,265 and 46,217 shares issued and outstanding, respectively	463	462
Additional paid-in-capital	318,574	312,785
Retained earnings	173,985	158,868
Accumulated other comprehensive income	10,435	9,452

Total shareholders’ equity	503,457	481,567

Total liabilities and shareholders’ equity	$793,560	$801,462

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